EXHIBIT 10.31

AMENDMENT TWO
TO THE
CASH AMERICA INTERNATIONAL, INC. 2004 LONG-TERM INCENTIVE PLAN
     THIS AMENDMENT TWO to the Cash America International, Inc. 2004 Long-Term Incentive Plan (the “Plan”) is made on this 23rd day of December, 2008, by Cash America International, Inc. (the “Company”).
WITNESSETH:
     WHEREAS, the Company maintains the Plan to provide long-term incentive awards to its eligible employees, consultants and directors; and
     WHEREAS, Section 13 of the Plan permits the Board of Directors of the Company to amend the Plan at any time; and
     WHEREAS, the Company desires to amend the Plan to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”); and
     WHEREAS, this Amendment Two is intended to comply with the requirements of Section 409A and is to be construed in accordance with the terms of Section 409A;
     NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2009:
1.	The definition of “Change in Control” in Section 2 shall be amended to read as follows:

“Change in Control” shall have the meaning set forth in Section 14 of the Plan; provided, to the extent that an Award Agreement provides a definition of Change in Control, such definition of Change in Control will control with respect to the terms of such Award Agreement.

2.	Section 2 shall be amended to add the following definition thereto:

“Separation from Service” or “Separate from Service” shall mean a separation from service as defined in Code Section 409A. For purposes of determining whether a Separation from Service has occurred, the “Company” shall include the Company and all entities that would be treated as a single employer with the Company under Code Sections 414(b) or (c), but substituting “at least 50 percent” instead of “at least 80 percent” each place it appears in applying such rules.

3.	Section 3(a)(vi) shall be amended to read as follows:

(vi) determine whether, to what extent and under what circumstances the exercise price of Awards may be paid in cash, Shares, other securities, other Awards or other property;

4.	Section 3(a)(vii) shall be amended to read as follows:

(vii) determine at the time of grant whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof, subject to the requirements of Code Section 409A.

5.	Section 5(c) shall be amended by adding the following sentence to the end thereof:

Any actions taken under this subsection (c) shall be made in accordance with the applicable restrictions of Code Section 409A, including with regard to the adjustment of stock options and stock appreciation rights that are considered exempt from Code Section 409A.

6.	Section 6(b) shall be amended to read as follows:

(b) EXERCISE PRICE. The Exercise Price per Share purchasable under an Option shall be determined by the Committee; PROVIDED, HOWEVER, that: (i) unless otherwise determined by the Committee, such Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; and (ii) if the Exercise Price is less than 100% of the Fair Market Value of a Share on the date of grant of such Option, such Option shall be structured to meet the requirements of Code Section 409A.
7.	Section 7 shall be amended to read as follows:
          SECTION 7. STOCK APPRECIATION RIGHTS
The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Individuals subject to the terms of the Plan. Each Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive, as determined by the Committee, cash or a number of Shares or a combination of cash and Shares having a Fair Market Value on the date of exercise equal to the excess of (A) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine at the time of grant, at any time during a specified period not to exceed 30 days before or after the date of exercise) over (B) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right, unless otherwise determined by the Committee. Subject to the terms of the Plan, the grant price, term, methods of exercise, dates of exercise, medium of settlement, the effect of termination of employment (by reason of death, disability, retirement or otherwise) on the exercisability and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee, PROVIDED, that (i) in no event shall the term of a Stock Appreciation Right be longer than ten years and (ii) if a Stock Appreciation Right has a grant price that is less than 100% of the Fair Market Value of one Share on the date of grant of the Stock

Appreciation Right, such Stock Appreciation Right shall be structured to meet the requirements of Code Section 409A.
8.	Section 9(ii)(B) shall be amended to read as follows:

(B) In the case of Restricted Stock Units, no Shares or other property shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units (or at such later time as may be determined by the Committee and specified at the time of grant in accordance with the requirements of Code Section 409A), Shares or other cash or property shall be issued to the holder of the Restricted Stock Units and evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates.

9.	Section 10(b)(4) shall be amended to read as follows:

(4) At the time of grant and subject to the requirements of Code Section 409A, Stock Unit Awards may provide for deferred payment schedules. Stock Unit Awards may also provide for vesting over a specified period of employment.

10.	Section 10(c) shall be amended to read as follows:

(c) In the sole and complete discretion of the Committee, an Award, whether made as a Stock Unit Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9, may provide the Participant with (i) dividends or dividend equivalents (payable on a current or deferred basis) and/or (ii) cash payments in lieu of or in addition to an Award, subject to the following rules:
     (i) Cash payments, dividends or dividend equivalents shall be payable at the time and pursuant to the payment schedule specified by the Committee at the time of grant, subject to the requirements of Section 409A, or, if the Committee does not provide a time and schedule of payment at the time of grant, (A) any dividends or dividend equivalents shall be payable in a lump sum on the date the dividend is payable to shareholders generally, and (B) cash payments shall be payable in a lump sum within 90 days after the Participant’s Separation from Service; provided, to the extent required by Code Section 409A, no such cash payment will be made within the 6-month period following Separation from Service for a Participant who is a “specified employee,” as defined in Code Section 409A, on the date of his or her Separation from Service.
     (ii) Payment of dividends or dividend equivalents with respect to an Option or Stock Appreciation Right (but not with respect to any Shares issued with respect to such Option or Stock Appreciation Right) shall not be conditioned on the exercise of an Option or Stock Appreciation Right.
     (iii) Cash payments shall not be conditioned on the exercise of an Option or Stock Appreciation Right or otherwise be structured in such a way as to reduce the exercise price of the Option or Stock Appreciation Right.

     (iv) To the extent that the Award provides for deferred compensation subject to Section 409A(a)(2), any cash payments provided in lieu of an Award may not change the timing of payment of such Award.
11.	Section 12 shall be amended to read as follows:
       SECTION 12. OUTSIDE DIRECTORS’ SHARES
       (a) ELECTION GENERALLY. Each Outside Director may make an election (the “Annual Election”) to have payment of the annual retainer, meeting fees and committee meeting fees (collectively, the “Fees”) he or she earns during a calendar year deferred under the Plan. Such election may be made in writing, through an interactive telephone or internet-based system or in such other manner as the Committee may prescribe.
       (b) TIMING OF ELECTION.
     (A) General. An Outside Director’s Annual Election for the Fees earned during a calendar year must be made before the first day of such calendar year and within the enrollment period established by the Committee, except as provided in subsection (B).
     (B) New Directors. If an individual initially becomes an Outside Director during a calendar year, such individual may make a prospective Annual Election within 30 days after the date on which he is elected as an Outside Director. Such election will apply to the Outside Director’s Fees for services performed after the effective date of the election, so that the election will apply to the quarterly retainer for the first quarter beginning after the date of the election. This subsection (B) shall not apply to any Outside Director who has been an Employee or a Director of the Company or an Affiliate within three (3) years prior to his election as an Outside Director.
       (c) TERM OF ELECTION. Upon the latest of the deadlines specified in (b) above that applies to an Outside Director, such Outside Director’s Annual Election, or failure to elect, shall become irrevocable for the calendar year except as provided under this subsection (c). Each Outside Director’s Annual Election for a calendar year shall remain in effect for such calendar year and all subsequent calendar years until the earlier of (i) the date the Outside Director Separates from Service, or (ii) the effective date of the Outside Director’s subsequent irrevocable Annual Election for amounts earned during a subsequent calendar year. The Annual Election may be cancelled in the discretion of the Committee as permitted under Code Section 409A.
       (d) AMOUNT. An Outside Director may elect to defer his Fees in 10% increments, up to a maximum of 100 percent (or such other maximum percentage and/or amount, if any, established by the Committee from time to time).
       (e) ACCOUNTS AND CREDITING OF CONTRIBUTIONS. All Fees deferred under this Section 12 shall be converted into Shares of Common Stock of the Company based on the Fair Market Value of the stock for the last trading day of the calendar month in which the Fees are earned. Such Shares shall be credited to a bookkeeping account for the Outside Director.
       (f) RABBI TRUST. Each time Fees are converted to Shares and deferred under the Plan, the Company shall deposit an equal number of Shares in a Rabbi trust. The certificates for Common Stock shall be issued in the name of the trustee of the trust. The trustee shall retain all dividends (which shall be reinvested in shares of Common Stock) and other distributions paid or made with respect thereto in the trust, and shall adjust the Outside Director’s accounts for such amounts. The shares credited to the account of an Outside Director shall remain subject to the claims of the Company’s creditors, and the interests of the Outside Director in his or her account under the Plan may not be anticipated, alienated, sold, assigned, transferred, pledged, encumbered, attached or garnished by creditors of such Outside Director, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, no assets will be set aside to fund benefits under the Plan if such setting aside would be treated as a transfer of property under Code Section 83 pursuant to Code Section 409A(b).
       (g) DISTRIBUTIONS.
     (i) General Timing and Schedule of Distributions. Any portion of an Outside Director’s account under this Section for which no election is made pursuant to subsection (ii) below shall be paid in a single sum (A) except as provided in clause (B) of this paragraph, within 60 days after the Outside Director Separates from Service; or (B) in the case of an Outside Director who is a specified employee (as defined in Code Section 409A) on the date of his or her Separation from Service, to the extent required by Code Section 409A, six months after the date the Outside Director Separates from Service.
     (ii) Payment Election. An Outside Director may elect, at the time he makes an Annual Election, to have the portion of his account balance attributable to such Annual Election distributed in accordance with one of the following options (in each case, provided that, in the case of an Outside Director who is a specified employee (as defined in Code Section 409A) on the date of his or her Separation from Service, to the extent required by Code Section 409A, no payment will be made earlier than six months after the date the Outside Director Separates from Service):
     (A) In a single sum within 60 days after the later of (i) a date selected by the Outside Director that is on or before the Outside Director’s 65th birthday, and specified in the Annual Election, or (ii) the date of the Outside Director’s Separation from Service; or
     (B) In substantially equal annual installments paid over a number of years (not less than 2 and not more than 20) specified in the Annual Election, beginning within 60 days after the date the Outside Director Separates from Service.

     (iii) Medium of Payment. Distribution of an Outside Director’s account under this Section shall be made in shares of Common Stock; provided, any fractional shares of Common Stock shall be distributed in cash.
     (h) CODE SECTION 409A SPECIAL PROVISIONS.
     (i) Elections Prior to January 1, 2009. To the extent that an annual election form submitted by an Outside Director before January 1, 2009 is inconsistent with the provisions of this Section 12, such election form shall be deemed modified to conform to the provisions of this Section 12, as amended effective January 1, 2009. In particular, but without limitation, the instructions to such election form shall be amended to provide that the distribution election shall apply to the deferrals for the calendar year(s) to which the particular deferral election applies.
     (ii) Outside Director Deferral Account Effective Date. The portion of an Outside Director’s fee deferrals attributable to (i) the balance of the Outside Director’s deferred fee account that was earned and vested as of December 31, 2004, plus (ii) any earnings thereon, shall be governed by the provisions of the Plan, as in effect prior to this Amendment Two. The distribution provisions of this Section 12 shall apply only with respect to an Outside Director’s deferrals of fees that were earned or became vested after December 31, 2004.
12.	Section 13 shall be amended to read as follows:
         SECTION 13. AMENDMENT AND TERMINATION
(a) AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; PROVIDED, HOWEVER, that no amendment, alteration, suspension, discontinuance or termination may be made that would cause a Participant to become subject to tax under Code Section 409A(a)(1), and, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:
     (i) requires stockholder approval under the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company;
     (ii) increases the number of Shares authorized under the Plan as specified in Section 5(c) of the Plan; or
     (iii) without such stockholder approval, would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.
(b) AMENDMENTS TO AWARDS. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would (i) adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof; or (ii) cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption; or (iii) cause the Participant to become subject to tax under Code Section 409A(a)(1).

(c) CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.
13.	Section 14(g) shall be amended by adding the following sentence to the end thereof:

No actions may be taken under this subsection (g) that would cause the Participant to become subject to tax under Code Section 409A(a)(1).

14.	Section 14(h) shall be amended to read as follows:

(h) FORMS OF PAYMENT UNDER AWARDS.
     (i) Generally. Subject to the terms of the Plan and the applicable requirements of Code Section 409A, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or settlement of an Award may be made in such medium or media as the Committee shall determine (including, without limitation, cash, Shares, promissory notes (PROVIDED, HOWEVER, that the acceptance of such notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property or any combination thereof). In addition, such payments or transfers may be made in a single payment or transfer, in installments or on a deferred basis, in each case as determined by the Committee at the time of grant in accordance with the requirements of Code Section 409A and rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents with respect to installment or deferred payments. Notwithstanding anything in the Plan to the contrary, (i) for Restricted Stock Units and any other Awards that provide nonqualified deferred compensation subject to Code Section 409A(a)(2), payment of the Award to a “specified employee,” as defined in Code Section 409A, upon Separation from Service, to the extent required under Code Section 409A, shall not be made before six months after the date on which the Separation from Service occurs, and (ii) Restricted Stock Units and any other Awards that provide for nonqualified deferred compensation subject to Code Section 409A(a)(2) through (4) shall not be settled with promissory notes. All distributions under the Plan shall be made in the form of a single sum, unless otherwise specified under the terms of the Plan or by the Committee at the time of grant.
     (ii) Deferrals. If permitted by the Committee for a given Award and as provided in this subsection, an Award may be deferred (and paid in a form permitted by the Committee) at the election of a Participant. If a Participant is granted an Award that is subject to a condition requiring the Participant to continue to provide services for a period of at least 12 months from the date of grant of the Award to avoid forfeiture of payment of the Award, an election to defer payment of the Award may be made on or before the 30th day after the date the Award is granted, provided that the election is made at least 12 months in advance of the earliest date at which the forfeiture condition could lapse. For purposes of this subsection, a condition will not be treated as failing to require the Participant to continue to provide services for a period of at least 12 months from the date of grant of the Award merely because the condition immediately lapses upon the death or disability (as defined in Treasury Regulations Section 1.409A-3(i)(4)) of the Participant, or upon a change in control event as defined in Code Section 409A and guidance issued thereunder. However, if the condition in fact lapses before the end of such 12-month period due to such event(s), a deferral election shall be given effect only if the deferral election satisfies Code Section 409A without regard to the special timing rule of Treasury Regulations Section 1.409A-2(a)(5).
15.	Section 14(k) shall be amended to read as follows:

(k) LIMITS ON TRANSFER OF AWARDS. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; PROVIDED, HOWEVER, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; and PROVIDED, FURTHER, that, if so determined by the Committee, a Participant may transfer a Nonqualified Stock Option to any Family Member (as such term is defined in the General Instructions to Form S-8 (or successor to such Instructions or such Form)) at any time that such Participant holds such Stock Option, whether directly or indirectly or by means of a trust or partnership or otherwise, PROVIDED that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer. Except as otherwise determined by the Committee, each Award (other than an Incentive Stock Option) or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Except as otherwise determined by the Committee for an Award that does not provide nonqualified deferred compensation subject to Code Section 409A(a)(2), no Award (other than an Incentive Stock Option) or right under any such Award may be anticipated, assigned, garnished, pledged, alienated, attached or otherwise encumbered, and any purported anticipation, assignment, garnishment, pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the above, in the discretion of the Committee, awards may be transferable pursuant to a Qualified Domestic Relations Order (“QDRO”), as determined by the Committee or its designee.

16.	The Plan is amended to provide that, with respect to awards that are not considered exempt from Code Section 409A, the Plan and Award agreements are intended to comply with the requirements of Code Section 409A and shall be construed in accordance with the terms of Code Section 409A.
     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment Two on the date first written above.

CASH AMERICA INTERNATIONAL INC.
By:	/s/ Daniel R. Feehan
Daniel R. Feehan
Chief Executive Officer and President